UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2016

VIAVI SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 404-3600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On February 2, 2016, Viavi Solutions Inc. (the “Company”) reported its results for its fiscal second quarter ended January 2, 2016. The Company also announced a program to repurchase up to $100 million of the Company’s common stock through open market or private transactions between now and February 1, 2017. A copy of the Company’s press release is attached hereto as Exhibit 99.1.
Item 7.01. Regulation FD Disclosure
On February 2, 2016, the Company posted supplementary slides and historical financial tables on its website in connection with its earnings press release and conference call to discuss fiscal second quarter 2016 results. These supplementary materials contain recasted results reflecting the separation of Lumentum Holdings Inc. as discontinued operations and are available on the Company’s investor relations website (www.viavisolutions.com/investors) under the "Quarterly Results" section. The supplementary materials are furnished as Exhibit 99.2 and incorporated into this Item 7.01 by reference.
The information in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press release entitled “Viavi Announces Fiscal Second Quarter 2016 Results” dated February 2, 2016.
99.2	Slide presentation entitled “Fiscal 2Q 2016 Earnings Call Supplementary Slides” dated February 2, 2016.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIAVI SOLUTIONS INC.

	By:	/s/ Amar Maletira
	Name:	Amar Maletira
	Title:	Chief Financial Officer
(Duly Authorized Officer and Principal Financial and Accounting Officer)

February 2, 2016